ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

091201

Filed in the office of	Document Number 20100877317-26
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/23/2010 11:00 AM
	Entity Number LLC19835-2004

Amendment to Articles of Organization

(PURSUANT TO NRS 86.221)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company (Pursuant to NRS 86.221)

1. Name of limited-liability company:

Harrah's License Company, LLC

2. The company is managed by: ☐ Managers OR ☒ Members (check only one box)

3. The articles have been amended as follows: (provide article numbers, if available)*

Article 1 is hereby amended as follows:

"1. Name of Limited Liability Company: Caesars License Company, LLC"

4. Signature (must be signed by at least one manager or by a managing member):

By: Caesars Operating Company, Inc. (f/k/a Harrah's Operating Company, Inc.)
Jonathan S. Halkyard, Senior Vice President and Chief Financial Officer

X ______________________
Signature

* 1) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited," or the abbreviations "Ltd.," "L.L.C.," or "L.C.," "LLC" or "LC." The word "Company" may be abbreviated as "Co."

2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.